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                                     THE BROOKLYN UNION GAS COMPANY AND SUBSIDIARIES
                                     CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                                       (Unaudited)


                                                                  Three Months               Twelve Months
                                                                Ended December 31,          Ended December 31,
                                                             __________  __________      __________  __________
                                                                1993        1992            1993        1992
                                                             __________  __________      __________  __________
                                                                           (Thousands of Dollars)
          OPERATING ACTIVITIES
           Net income                                      $    42,163 $    40,526     $    78,199 $    63,478
           Adjustments to reconcile net income to net cash
            provided by operating activities:
             Depreciation and depletion                         18,820      16,867          74,056      78,171
             Deferred Federal income tax                        17,066       5,962          20,395       7,263
             Gain on sale of investment in Canadian
               gas company                                        -           -            (20,462)       -
             Write-off of investment in propane company           -           -             17,617        -
             Amortization of investment tax credit                (269)       (292)         (1,051)     (1,098)
             Income from energy service investments             (1,480)     (1,638)           (997)       (605)
             Dividends received from energy services
               investments                                         438         693           7,166       1,925
             Allowance for equity funds used during
               construction                                       (449)       (354)         (1,766)     (1,556)
                                                             __________  __________      __________  __________
                                                                76,289      61,764         173,157     147,578
                                                             __________  __________      __________  __________
           Effect of changes in working capital
               and other
             Accounts receivable,net                          (151,135)   (140,160)        (72,072)    (22,120)
             Accounts payable                                   15,424      14,821          41,697      (8,836)
             Gas inventory and prepayments                       7,686         357         (23,734)     (6,675)
             Other                                              41,408      50,901          (7,510)      3,586
                                                             __________  __________      __________  __________
                                                               (86,617)    (74,081)        (61,619)    (34,045)
                                                             __________  __________      __________  __________
          Cash provided by (used in )operating activities      (10,328)    (12,317)        111,538     113,533
                                                             __________  __________      __________  __________
          FINANCING ACTIVITIES
           Sale of common stock                                  7,500       6,215          73,151      23,768
           Common stock proceeds receivable                     44,910        -               -           -
           Issuance of long-term debt                            5,800       6,900         185,800       6,300
           Commercial paper                                     11,500      15,000          11,500      15,000
                                                             __________  __________      __________  __________
                                                                69,710      28,115         270,451      45,068
           Repayments
            Preferred stock                                       -           -               (300)    (37,273)
            Long-term debt                                        -         (2,400)       (180,000)     (4,600)
            Commercial paper                                      -           -            (15,000)       -
                                                             __________  __________      __________  __________
                                                                69,710      25,715          75,151       3,195

           Dividends on common and preferred stock             (15,848)    (14,535)        (60,592)    (57,565)
           Trust funds, utility construction                      -         21,892          32,718      77,169
           Other                                                   (24)        270           1,529      (1,263)
                                                             __________  __________      __________  __________
          Cash provided by financing activities                 53,838      33,342          48,806      21,536
                                                             __________  __________      __________  __________
          INVESTING ACTIVITIES
           Capital expenditures (excluding allowance
             for equity funds used during construction)        (58,148)    (32,692)       (228,298)   (158,121)
           Proceeds from sale of investment in Canadian
             gas company                                        11,691        -             41,718        -
           Other                                                (2,193)    (17,015)         28,442      (8,852)
                                                             __________  __________      __________  __________
          Cash used in investing activities                    (48,650)    (49,707)       (158,138)   (166,973)
                                                             __________  __________      __________  __________
          Change in Cash and Temporary Cash Investments    $    (5,140)$   (28,682)    $     2,206 $   (31,904)
                                                             ==========  ==========      ==========  ==========
          Cash and Temporary Cash Investments at
             End of Period                                 $    16,119 $    13,913     $    16,119 $    13,913
                                                             ==========  ==========      ==========  ==========

          Temporary cash investments are short-term marketable securities purchased with maturities of three months or less that are carried at cost which approximates their fair value.

          Supplemental disclosures of cash flows
             Income taxes                                  $      -    $     4,500     $    27,600 $    21,900
             Interest                                      $    15,425 $    15,091     $    52,322 $    40,572




          See accompanying notes to condensed consolidated financial statements.

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